Exhibit 4.2

FORM OF 6.50% SERIES J CUMULATIVE REDEEMABLE

PREFERRED STOCK

PAR VALUE $1.00

CERTIFICATE NUMBER	SHARES

HEALTH CARE REIT, INC.

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

CUSIP NO. 42217K 700

THIS CERTIFIES THAT

is the owner of

FULLY PAID AND NON-ASSESSABLE SHARES OF THE

6.50% SERIES J CUMULATIVE REDEEMABLE PREFERRED STOCK,

$1.00 PAR VALUE PER SHARE AND WITH A LIQUIDATION

PREFERENCE OF $25.00 PER SHARE, OF HEALTH CARE REIT, INC.

transferable on the books of the Corporation by the holder hereof in person, or by duly authorized attorney, upon surrender of this certificate properly endorsed. This Certificate is not valid unless countersigned and registered by the Transfer Agent.

[THIS CERTIFICATE IS IN GLOBAL FORM AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST CORPORATION (“DTC”) OR A NOMINEE THEREOF. THIS CERTIFICATE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY DTC TO A NOMINEE OF DTC OR BY A NOMINEE OF DTC TO DTC OR ANOTHER NOMINEE OF DTC OR BY ANY SUCH NOMINEE TO A SUCCESSOR OF DTC OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DTC TO THE CORPORATION OR THE TRANSFER AGENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]1

1	Remove if not a global security.

WITNESS the signatures of the duly authorized officers of the Corporation.

By:
[Officer Name] [Officer Title]

By:
[Officer Name] [Officer Title]

COUNTERSIGNED AND REGISTERED MELLON INVESTOR SERVICES LLC TRANSFER AGENT AND REGISTRAR

By:
AUTHORIZED SIGNATURE

[REVERSE OF CERTIFICATE]

HEALTH CARE REIT, INC.

THIS CERTIFICATE AND THE SHARES REPRESENTED HEREBY ARE ISSUED AND SHALL BE HELD SUBJECT TO ALL PROVISIONS OF THE CERTIFICATE OF INCORPORATION AND BY-LAWS OF THE CORPORATION, AND THE AMENDMENTS FROM TIME TO TIME MADE TO EACH, TO ALL OF WHICH THE HOLDER BY ACCEPTANCE HEREOF ASSENTS. THE CERTIFICATE OF INCORPORATION OF THE CORPORATION AND THE AMENDMENTS THERETO, INCLUDING THE CERTIFICATES OF DESIGNATION FOR PREFERRED STOCK OF THE CORPORATION, SET FORTH THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER RIGHTS OF THE SHARES OF EACH CLASS OF SHARES (AND ANY SERIES THEREOF) AUTHORIZED TO BE ISSUED BY THE CORPORATION, AND ALSO SET FORTH THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS. THE CORPORATION WILL FURNISH TO EACH STOCKHOLDER, WITHOUT CHARGE UPON WRITTEN REQUEST, A COPY OF THE FULL TEXT OF THE CERTIFICATE OF INCORPORATION, BY-LAWS AND CERTIFICATES OF DESIGNATION.

THE BY-LAWS OF THE CORPORATION AND THE CERTIFICATE OF DESIGNATION FOR THE SERIES J PREFERRED STOCK EACH SET FORTH CERTAIN RESTRICTIONS ON THE TRANSFER AND OWNERSHIP OF THE SHARES REPRESENTED HEREBY FOR THE PURPOSE OF ASSISTING THE CORPORATION IN MAINTAINING ITS STATUS AS A REAL ESTATE INVESTMENT TRUST (“REIT”). THE CORPORATION MAY REFUSE TO TRANSFER ANY SHARES IF SUCH TRANSFER WOULD OR MIGHT DISQUALIFY THE CORPORATION AS A REIT. FURTHER, THE BY-LAWS PROVIDE THAT NO PERSON MAY ACQUIRE MORE THAN 9.8% OF THE OUTSTANDING SHARES OF THE CORPORATION’S COMMON STOCK OR SHARES OF ANY CLASS OF THE CORPORATION’S CAPITAL STOCK WITH AN AGGREGATE MARKET VALUE EXCEEDING 9.8% OF THE AGGREGATE MARKET VALUE OF ALL OUTSTANDING SHARES OF ALL CLASSES OF THE CORPORATION’S CAPITAL STOCK.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to the applicable laws or regulations:

TEN COM	—as tenants in common
TEN ENT	—as tenants by the entireties
JT TEN	—as joint tenants with right of survivorship and not as tenants in common
UNIF GIFT MIN ACT	— Custodian under the
(Cust) (Minor)
Uniform Gifts to Minors Act
(State)
UNIF TRF MIN ACT	— Custodian (until age )
(Cust) (Minor)
under the Uniform Transfers to Minors Act
(State)

Additional abbreviations may also be used though not in the above list.

For value received,                  hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE.

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE, OF ASSIGNEE)

                 shares represented by the within Certificate, and does hereby irrevocably constitute and appoint

                 Attorney to transfer the said shares on the books of the within-named Corporation with full power of substitution in the premises.

Dated:              20

Signature

Signature

Notice: Signature to this assignment must correspond with the name as written upon the face of the certificate, in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed: Medallion Guarantee Stamp

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (Banks, Stockbrokers, Savings and Loan Associations and Credit Unions) WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO SEC RULE 17Ad-15.